                                       8-K
                                 Current Report

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 1999



                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
             (Exact name of registrant as specified in its charter)



        DELAWARE                      333-44299                  36-4202202
(State or other Jurisdiction         (Commission              (I.R.S. Employer
     Incorporation)                  File Number)         Identification Number)

                              ---------------------

                             500 West Monroe Street
                             Chicago, Illinois 60661
                          (principal executive offices)
                                 (312) 441-7000
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Item 5.  OTHER EVENTS
---------------------

         Description of the Certificates

         Heller Financial Commercial Mortgage Asset Corp. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-44299, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass- Through Certificates, Series 1999 PH-2 (the "Certificates"), to be issued pursuant to a Pooling and Servicing agreement among the Depositor, and a master servicer, special servicer and trustee to be determined.

         Collateral Term Sheets

         Prudential Securities Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Certificates with certain collateral term sheets (the "Collateral Term Sheets") in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership based on collateral information provided by Heller Financial Capital Funding, Inc., Residential Funding Corporation and Prudential Mortgage Capital Funding, LLC.

         The information contained herein and in Exhibit 99 (a) will be superseded by the description of collateral in the above-mentioned Prospectus Supplement, and (b) supersedes the information in all prior Collateral Term Sheets provided to prospective purchasers of the Certificates.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

                  (a) Not applicable

                  (b) Not applicable

                  (c) Exhibits

EXHIBIT NO. 99 DESCRIPTION
--------------------------

         Collateral Term Sheets (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 22, 1999

HELLER FINANCIAL COMMERCIAL
  MORTGAGE ASSET CORP.



By:  /s/  Thomas J. Bax
    Name:   Thomas J. Bax
    Title:  Vice President